Exhibit 99.3

REVOLUTION MEDICINES, INC.
700 SAGINAW DR.
REDWOOD CITY, CA 94063
SCAN TO
VIEW MATERIALS & VOTE
VOTE BY INTERNET www.proxyvote.com or scan the QR Barcode above
Before The Meeting - Go to
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
During The Meeting—Go to www.virtualshareholdermeeting.com/RVMD2023SM
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
VOTE BY PHONE—1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until
11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
This proxy is solicited on behalf of the Board of Directors of Revolution Medicines, Inc.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V24141-TBD THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY
REVOLUTION MEDICINES, INC.
The Board of Directors recommends that you vote FOR the share issuance proposal, as described in Proposal No. 1 of the Joint Proxy Statement/Prospectus; and FOR the adjournment proposal, as described in Proposal No. 2 of the Joint Proxy Statement/Prospectus.
For Against Abstain
1. To approve the issuance of shares of Revolution Medicines common stock (including securities convertible into or exercisable for shares of Revolution Medicines common stock) to certain equityholders of EQRx, Inc., which is referred to as EQRx, pursuant to the Agreement and Plan of Merger, dated as of July 31, 2023 (as it may be amended from time to time), by and among Revolution Medicines, Equinox Merger Sub I, Inc., Equinox Merger Sub II LLC, and EQRx, which proposal is referred to as the Revolution Medicines share issuance proposal; and
2. To approve the adjournment of the Revolution Medicines special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the Revolution Medicines special meeting to approve the Revolution Medicines share issuance proposal.
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.
Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Joint Proxy Statement/Prospectus is available at www.proxyvote.com.
V24142-TBD
REVOLUTION MEDICINES, INC.
Special Meeting of Stockholders
November 8, 2023, 8:00 AM PT
This proxy is solicited by the Board of Directors
The stockholders hereby appoint(s) Mark A. Goldsmith, M.D., Ph.D. and Jeff Cislini, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of REVOLUTION MEDICINES, INC. that the stockholders(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 8:00 AM PT on November 8, 2023, at www.virtualshareholdermeeting.com/RVMD2023SM, and any adjournment or postponement thereof.
This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.
Continued and to be signed on reverse side